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                               AdNet Strategies

                           Representation Agreement
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THIS REPRESENTATION AGREEMENT (the "Agreement") is made as of April 24, 1997
("Effective Date") by Four11 Corporation ("Four11") with their principal place of business located at 1370 Willow Rd., Suite 200, Menlo Park, CA 94025 and AdNet Strategies ("AdNet") with their principal place of business located at 5959 West Century Blvd., Suite 756, Los Angeles, CA 90045.

Four11 and AdNet agree as follow:

1.   Engagement of Services.  AdNet agrees to preform services for Four11 as
     ----------------------
follows:

a. Adnet shall provide advertising sales representation and consultation. Adnet shall represent Four11 for the accounts and territories outlined in Exhibit A, which may change from time to time upon mutual agreement by both parties.

b. AdNet will update Four11 on the progress and demand of the Internet advertising marketplace, while Four11 will update AdNet on new opportunities with its site.

c. AdNet will inform Four11 of the tracking statistics required by Internet advertisers.

d. AdNet will highlight Four11 in its Website and within its media kit. Four11 will have final approval of this marketing material before AdNet presents it to any potential clients.


2.   Four11 support.  Four11 shall support AdNet by providing the following.
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a.   The parties agree to define a "Monthly Tracking Report", which shall be provided to AdNet by the tenth calendar day of each month. The Tracking Report will include, but not be limited to page views for the entire site and primary sections.

b. The parties agree to define a "Weekly Tracking Report", which shall be provided to AdNet by the end of each business Monday. The Weekly Tracking Report will include, but not be limited to banner impressions and click through for each active advertiser.

c. Four11 agrees to provide AdNet with promotional material to sell advertising on Four11.

d. Four11 will place a hyperlink on the Advertising Home Page of Four11's website that links to the sales executive contact page of Adnet Strategies' website.

e. Four11 will run a minimum of 250,000 banner impressions for AdNet Strategies during each month of this contract.

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3.   Term and Termination
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a.   Term. The term of this Agreement shall be from the effective date until
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     December 31, 1997, unless terminated in accordance with the terms hereof.
     Thereafter, the Agreement shall automatically be renewed on January 1 for successive twelve (12) month terms.

b. Either party can terminate this Agreement on ninety (90) days written notice.

c. Four11 reserves the right to terminate this Agreement on thirty (30) days written notice in the event that revenues from AdNet falls below the "Minimum Threshold" line of Exhibit B for two consecutive months or two out of any three months.

d. For three months after the date of termination, AdNet will continue to call on all the clients that it has previously booked for Four11 during the term of this agreement. AdNet shall continue to receive commissions for all accounts booked during this period, as outlined in Section 7.

4.   Account Booking
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a.   Account and Schedule Details. Once AdNet books an account, it will e-mail
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     the account and schedule details to Four11 including: account name and contact information, order amount in dollars, banner advertising placement, link URL, start and stop dates, impression targets, and billing information including billing contact, billing address, and a contact telephone number.

b.   Insertion Orders. AdNet will also provide Four11 with a copy of all
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     insertion orders, which shall include Four11's standard billing terms.

5.   Client List
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a.   Four11 sales executives will not call on any of AdNet's clients listed in
     Attachment A. All correspondence with these clients and agencies is the sole responsibility of AdNet.

6.   Expenses
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a.   AdNet will be solely responsible for all its expenses, including telephone and fax costs, travel, and those expenses related to client entertainment.

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7.   Compensation
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a.   Base Compensation. Four11 shall pay AdNet twenty five (25%) percent of all
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     advertising booked by AdNet.

b.   Quarterly Bonus. Four11 shall pay AdNet a bonus of 5% on all sales in the
     ---------------
     quarter for reaching the target quarterly revenue goals as identified in Exhibit B.

c.   Annual Bonus. Subject to approval by Four11's Board of Directors, Four11
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     shall provide AdNet with an incentive stock option of 10,000 shares upon reaching the target 1997 revenue goal as identified in Exhibit B.

8.   Invoicing and Payment
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a.   Invoicing.  Four11 will invoice and collect all advertising schedules that
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     AdNet books for Four11. Invoices will be mailed out within two weeks of the completion of a schedule.

b.   Invoicing Reporting.  By the 5/th/ business day of each month, Four11 will
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     provide AdNet with a monthly status regarding all outstanding invoices.
     The status report shall include at a minimum the account name, invoice date, status of payment, and amounts outstanding.

c.   Payment. By the 5/th/ business day of each month Four11 will mail AdNet a
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     commission check for twenty-five percent (25%) of all AdNet revenue that
     Four11 received during the preceding month.

d.   Bad Debt.  Both AdNet and Four11 shall use reasonable commercial efforts to
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     collect invoice amounts. In the case an invoice amount is determined to be considered bad debt. Four11 will not hold AdNet responsible for these amounts. Four11 shall not owe AdNet any commissions, bonuses or other compensation for such bad debt.

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9.   General
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a.   Confidential Information. Contractor agrees during the term of this
     ------------------------
Agreement and thereafter to take all steps reasonably necessary to hold in trust and confidence information which he knows or has reason to know is considered confidential by Four11 ("Confidential Information"), Contractor agrees to use the Confidential Information solely to perform the project hereunder. Confidential Information includes, but is not limited to, technical and business information relating to Four11's inventions or products, research and development, manufacturing and engineering processes, and future business plans. Contractor's obligations with respect to the Confidential Information also extend to any third party's proprietary or confidential information disclosed to Contractor in the course of providing services to Four11. This obligation shall not extend to any information which becomes generally known to the public without breach of this Agreement. This obligation shall survive the termination of this Agreement.

b.   No Conflict of Interest. Contractor agrees during the term of this
     -----------------------
Agreement not to accept work or enter into a contract or accept an obligation, inconsistent or incompatible with Contractor's obligations or the scope of services rendered for Four11 under this Agreement.

c.   Successors and Assigns. Contractor may not assign its rights or obligations
     ----------------------
arising under this Agreement without Four11's prior written consent. Four11 may assign its rights and obligations under this Agreement. This Agreement will be for the benefit of Four11's successors and assigns, and will be binding on Contractor's heirs, legal representatives and permitted assignees.

d.   Governing Law. This Agreement will be governed by and construed in
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accordance with the laws of the United States and the State of California as applied to agreements entered into and to be performed entirely within California between California residents.

e.   Legal fees.  If any action at law or in equity is necessary to enforce or
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interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys' fees, costs and necessary disbursements, in addition to any other relief to which the party may be entitled.

f.   Independent Contractor. Four11 and AdNet acknowledge and agree that AdNet
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is an independent contractor to Four11 and not an employee, agent, joint venture of Four11. AdNet is an independent contractor and is solely responsible for all taxes, withholdings, and other similar statutory obligations, including, but not limited to, Workers' Compensation Insurance.

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g.   Professional Standards. The performance of AdNet and Four11 under this
     ----------------------
Agreement shall be conducted with due diligence and in full compliance with the highest professional standards of practice in the industry.

h.   AdNet Indemnity. AdNet will indemnify and hold Four11 harmless, and will
     ---------------
defend Four11 against any and all loss, liability, damage, claims, demands or suits and related costs and expenses to persons or property that arise, directly or indirectly, from acts or omissions of AdNet, or breach of any term or condition of this Agreement.

i.   Four11 Indemnity. Four11 will indemnify and hold AdNet harmless, and will
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defend AdNet against any and all loss, liability, damage, claims, demands or suits and related costs and expenses to persons or property that arise, directly or indirectly, from acts or omissions of Four11, or breach of any term or condition of this Agreement.

j.   Entire Agreement. This Agreement constitutes the entire understanding
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between the parties, and supersedes all prior negotiations or understandings between the parties concerning the subject matter contained in this Agreement.


ADNET STRATEGIES:                              FOUR11 CORP.

By: /s/ John C. Bohan                          By: /s/ Stephen J. Victorino
   ----------------------                         ------------------------------
John C. Bohan                                  Stephen J. Victorino
President                                      Vice President


                                               By: /s/ Mike Santullo
                                                  ------------------------------
                                               Mike Santullo
                                               President

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